Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY INC.

BALANCE SHEET

AS OF AUGUST 31, 2012

(UNAUDITED)

MODIFIED GAAP BALANCE SHEET
(000 omitted)
ASSETS

CASH & CASH EQUIVALENTS	$1,347
INVESTMENTS	9,323
INVESTMENTS HELD IN TRUST	303,681
ACCRUED INTEREST	1,655
REINSURANCE PREMIUMS RECEIVABLE	1,456
VALUATION ALLOWANCE FOR DEFERRED TAX	(12,569)
DEFERRED TAX ASSETS	12,569

TOTAL ASSETS	$317,462

LIABILITIES AND STOCKHOLDER’S EQUITY

LIABILITIES:

ACCRUED EXPENSES	$210
ACCRUED INVESTMENT EXPENSES	52
ACCRUED ADMINISTRATIVE FEES	110
ACCRUED CEDING FEES	139
UNEARNED PREMIUMS	330
LOSSES PAYABLE	2,777
LOSS RESERVES	110,656
IBNR	5,768
CONTINGENCY RESERVES	50,816

TOTAL LIABILITIES	170,857

STOCKHOLDER’S EQUITY:

CAPITAL STOCK	1
PAID-IN CAPITAL	16,659
ADDITIONAL PAID-IN CAPITAL	53,220
UNREALIZED GAIN/LOSS ON INVESTMENTS	—
CONTINGENCY RESERVES	(50,816)
DIVIDENDS PAID	(10,250)
RETAINED EARNINGS (ACCUMULATED DEFICIT)	130,886
NET INCOME (LOSS)—YEAR TO DATE	6,904

TOTAL STOCKHOLDER’S EQUITY	146,604

TOTAL LIABILITIES & STOCKHOLDER’S EQUITY	$317,462

Totals may not sum due to rounding

WM MORTGAGE REINSURANCE COMPANY INC.

UNAUDITED FINANCIAL STATEMENTS

STATEMENT OF OPERATIONS

FOR THE PERIOD ENDED AUGUST 31, 2012

	MONTH TO DATE (000 Omitted)	YEAR TO DATE (000 Omitted)
UNDERWRITING INCOME:
ASSUMED PREMIUMS WRITTEN	$1,401	$15,162
CHANGE IN UNEARNED PREMIUMS	13	126

NET PREMIUMS EARNED	1,414	15,289

UNDERWRITING EXPENSES:
LOSSES PAID	2,777	36,165
PROVISION FOR LOSS RESERVES	(1,282)	(22,314)
PROVISION FOR IBNR	405	(282)
CEDING COMMISSION	139	1,779

TOTAL UNDERWRITING EXPENSES	2,040	15,349

UNDERWRITING INCOME (LOSS)	(626)	(61)

GENERAL & ADMINISTRATIVE EXPENSES:
MANAGEMENT FEES	19	153
ACTUARY CONSULTING FEES	23	185
AUDIT FEES	52	258
LEGAL FEES	25	73
ADMINISTRATIVE FEES	110	593
BANK SERVICE FEES	0	20

TOTAL GENERAL & ADMINISTRATIVE EXPENSES	229	1,281

INTEREST INCOME	4	12
INVESTMENT INCOME—CORPORATE BONDS	320	3,709
INVESTMENT INCOME—MBS BONDS	48	556
INVESTMENT INCOME—US AGENCY	183	2,097
INVESTMENT INCOME—US TREASURY	0	1
INVESTMENT INCOME—FOREIGN ISSUE	58	724
BOND AMORTIZATION—CORPORATE BONDS	(83)	(981)
BOND AMORTIZATION—MBS BONDS	(3)	(12)
BOND AMORTIZATION—US AGENCY	(10)	(272)
BOND AMORTIZATION—US TREASURY	(0)	(0)
BOND AMORTIZATION—FOREIGN ISSUE	(18)	(266)
INVESTMENT EXPENSE	(52)	(295)
GAIN/LOSS ON SALE OF INVESTMENT	113	2,800
FAS 159 GAIN ON TRADING SECURITIES	57	172

NET INVESTMENT INCOME	616	8,246

INCOME (LOSS) BEFORE TAX PROVISION	(239)	6,904

CURRENT FEDERAL INCOME TAX (BENEFIT) EXPENSE
PROVISION FOR DOUBTFUL INCOME TAX RECEIVABLE
DEFERRED FEDERAL INCOME TAX (BENEFIT) EXPENSE	(84)	2,417
CHANGE IN VALUATION ALLOWANCE	84	(2,417)

FEDERAL INCOME TAX EXPENSE

NET INCOME (LOSS)	$(239)	$6,904

Totals may not sum due to rounding